UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2025

Brag House Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42525	87-4032622
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

45 Park Street,
Montclair, NJ 07042

(Address of principal executive offices)

Registrant’s telephone number, including area code: (413) 398-2845

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	TBH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

In connection with the initial public offering (the “Offering”) of the common stock, par value $0.0001 per share of Brag House Holdings, Inc. (the “Company”), described in the prospectus (the “Prospectus”), dated March 5, 2025, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, which Prospectus is deemed to be part of the Registration Statement on Form S-1, as amended (File No. 333-280282) (as amended, the “Original Registration Statement”), and the Registration Statement on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended (File No. 333-285586), the Company entered into an Underwriting Agreement (“Underwriting Agreement”), dated March 5, 2025, with Kingswood Capital Partners, LLC (“Kingswood”) as representative of the underwriters named therein, for the offer and sale of 1,475,000 shares of the Company’s common stock at a public offering price of $4.00 per share for gross proceeds, before deducting underwriting discounts and other related expenses, of $5.9 million. The Underwriting Agreement is filed herewith as Exhibit 1.1 and is incorporated herein by reference. The terms of the Underwriting Agreement are substantially the same as the terms set forth in the form of such agreement previously filed as an exhibit to the Registration Statement and as described therein.

Pursuant to the Underwriting Agreement, as partial compensation for its services, the Company issued to the underwriters on the closing date of the Offering (the “Closing Date”), warrants (the “Underwriter Warrants”) to purchase an aggregate of 44,250 shares of our common stock, representing 3% of the shares issued on the Closing Date. The Underwriter Warrants will be exercisable, in whole or in part, commencing on September 3, 2025 and expiring on March 6, 2030, at an initial exercise price per share of common stock of $4.00, which is equal to 100% of the Offering price. The terms of the Representative’s Warrant are substantially the same as the terms set forth in the form of such warrant which is filed as Exhibit 4.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On March 5, 2025, we issued a press release announcing the pricing of the Offering. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1. On March 7, 2025, we issued a press release announcing the closing of the Offering. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2.

On March 10, 2025, Kingswood, as representative of the underwriters, exercised in full its option to purchase an additional 221,250 shares of the Company’s common stock to cover over-allotments at a public offering price of $4.00 per share for gross proceeds from the over-allotment exercise, before deducting underwriting discounts and other related expenses, of $885,000. The over-allotment exercise closed on March 11, 2025 and, on that same date, we issued a press release announcing the closing of the over-allotment exercise. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.3.

The information set forth in Item 7.01, including Exhibits 99.1, 99.2, and 99.3, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Investors and others should note that the Company routinely announces material information to its investors using filings with the SEC, the Company’s Investor Relations page on its website at https://investors.braghouse.com/, press releases, public conference calls, public webcasts, its feed on “X” (formerly known as Twitter) (https://x.com/BragHouse), its Facebook page (https://www.facebook.com/thebraghouse), its YouTube page (https://www.youtube.com/c/TheBragHouse), its TikTok page (https://www.tiktok.com/@braghouse), and its Instagram page (https://www.instagram.com/thebraghouse/). The information posted on the Company’s website or social media channels is not incorporated by reference in this report or in any other report or document the Company files with the SEC. While not all of the information that the Company posts to its Investor Relations page on its website or to social media channels is of a material nature, some information could be deemed to be material. Therefore, the Company encourages investors, the media and others interested in the Company to review the information it makes public in these channels.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibits

1.1	Underwriting Agreement, dated March 5, 2025, by and between Brag House Holdings, Inc. and Kingswood Capital Partners, LLC

4.1	Form of Representative’s Warrant Agreement

99.1	Press Release of Brag House Holdings, Inc. entitled “Brag House Announces Pricing of Initial Public Offering”

99.2	Press Release of Brag House Holdings, Inc. entitled “Brag House Announces Closing of Initial Public Offering”

99.3	Press Release of Brag House Holdings, Inc. entitled “Brag House Announces Full Exercise of Underwriters’ Over-Allotment Option”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2025	BRAG HOUSE HOLDINGS, INC.

	By:	/s/ Lavell Juan Malloy, II
	Name:	Lavell Juan Malloy, II
	Title:	Chief Executive Officer

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